UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  December 23, 2011

WAUSAU PAPER CORP.

(Exact name of registrant as specified in its charter)

WISCONSIN	1-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE

MOSINEE, WI 54455-9099

(Address of principal executive offices, including Zip Code)

(715) 693-4470

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events

On December 23, 2011, Wausau Paper Corp. (the “Company”) and its wholly-owned subsidiaries, Wausau Paper Mills, LLC (the “Paper Subsidiary”) and Wausau Timberlands, LLC (the “Timberlands Subsidiary”) completed the sale of substantially all of the Company’s remaining timberland holdings, totaling approximately 80,200 acres located in Northern Wisconsin, for $42.9 million.  These sales were completed pursuant to the terms of separate sale agreements entered into with affiliates of The Lyme Timber Company and The Forestland Group, neither of which had any material prior relationship with the Company.

The Lyme Timber Company transaction was completed under the terms of a Timberlands Purchase and Sale Agreement pursuant to which the Paper Subsidiary sold approximately 72,800 acres of unimproved timberland property to LFF III Timber Holding LLC, a Delaware limited liability company that is an affiliate of The Lyme Timber Company (“Lyme Timber”).  The Company received gross sale proceeds of $37 million in connection with the transaction.  A copy of the Lyme Timber agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

The Forestland Group transaction was completed under the terms of a Timberlands Purchase and Sale Agreement pursuant to which the Timberlands Subsidiary sold approximately 7,400 acres of unimproved timberland property to Heartwood Forestland Fund VII Limited Partnership, a North Carolina limited partnership that is commonly referred to as The Forestland Group.  The Company received gross sale proceeds of $5.9 million in connection with the transaction.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 10.1

Timberlands Purchase and Sale Agreement dated as of December 13, 2011, by and between Wausau Paper Mills, LLC and LFF III Timber Holding LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  December 28, 2011

By:  SCOTT P. DOESCHER

Scott P. Doescher

Executive Vice President–Finance

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated December 23, 2011

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

Exhibit 10.1

Timberlands Purchase and Sale Agreement dated as of December 13, 2011, by and between Wausau Paper Mills, LLC and LFF III Timber Holding LLC